ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                                    HCIA INC.

         HCIA INC., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "SDAT") that:

         FIRST: The Corporation desires to amend and restate its Charter as currently in effect as hereinafter provided. The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Charter of the Corporation currently in effect.

         SECOND: The Charter of the corporation is hereby amended and restated in its entirety as follows:

                  FIRST:   The name of the corporation (the "Corporation") is:
                           HCIA Inc.

                  SECOND: The purposes for which the Corporation is formed are as follows:

                                    (a) To analyze, prepare, market and sell all
                  manner of data, information, research products, reports and other such materials concerning hospitals, health-care providers and other medically-related institutions and entities;

                                    (b) To otherwise provide financial, business
                  and related types of analysis and advisory services to financial institutions, businesses, insurers, hospitals and other data users; and

                                    (c)  To  carry  on  any  and  all  business,
                  transactions and activities permitted by the Maryland General Corporation Law which may be deemed desirable by the Board of Directors of the Corporation, whether or not identical with or related to the business described in the foregoing paragraphs of this Article, as well as all activities and things necessary and incidental thereto, to the full extent empowered by such laws.

                  THIRD: The address of the principal office of the Corporation in this State is 300 East Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in this State are Resagent, Inc., Suite 1400, Seven Saint Paul Street, Baltimore, Maryland 21202; the resident agent is a Maryland Corporation.

                  FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is Fifteen Million Five Hundred Thousand

                  (15,500,000) shares, of which Fifteen Million (15,000,000) shares shall be common stock, par value $.01, and Five Hundred Thousand (500,000) shares shall be preferred stock, par value $.01 per share. The aggregate par value of all shares of all classes of stock having a par value is One Hundred
                  and   Fifty-Five   Thousand   dollars ($155,000).

                  FIFTH: The Corporation shall have seven Directors (which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than the minimum number required by the provisions of the Maryland General Corporation Law). The names of the current directors, who shall act until their successors are duly elected and qualify, are:

                                 Mark C. Rogers
                                 Richard Dulude
                                 Robert Genader
                                 W. Grant Gregory
                                 Phillip B. Lassiter
                                 George D. Pillari
                                 Carl J. Schramm

                  SIXTH: In carrying on its business, or for the purpose of attaining or furthering any of its objectives, the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, as well as the power to do any and all acts and things which a natural person or partnership could do, as now or hereafter authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, the powers of the Corporation and of its Board of Directors and stockholders shall include the following:

                           (a) The  Board of  Directors  of the  Corporation  is
                  hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock, of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

                           (b) No contract  or other  transaction  between  this
                  Corporation and any other corporation, partnership, individual or other entity and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are directors, principals, partners or officers of such other entity, or have a pecuniary or otherwise are interested in such contract, transaction or act; provided that: (i) the existence of such relationship or such interest shall be disclosed to the Board of Directors or to a committee of the Board of Directors if the matter involves a committee decision, and the contract, transaction or act shall be authorized, approved or ratified by a majority of disinterested directors on the Board or on such committee, as the case may be, even if the number of disinterested directors constitutes less than a quorum; or (ii) the contract, transaction or act shall be authorized, ratified or

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

                  approved in any other manner permitted by the Maryland General Corporation law.

                           (c) The Corporation  reserves the right to make, from
                  time to time, any amendments to its Charter which may now or hereafter be authorized by law, including any amendments which alter the contract rights of any class of outstanding stock as expressly set forth in the Charter.

                           (d) The Board of  Directors  shall  have the power to
                  classify or reclassify any unissued stock, whether now or hereafter authorized, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such stock.

                           (e) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in this Charter.

                  SEVENTH: Unless otherwise provided by the Board of Directors, no holder of stock of any class or any other security shall be entitled to preemptive rights to subscribe for or purchase or receive any part of any new or additional issue of stock of any class of the Corporation or securities convertible into stock of any class of the Corporation; provided, however, that the Board of Directors may, in authorizing the issuance of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance, and set the price and any other terms the Board of Directors, in its sole discretion, may fix.

                  EIGHTH: To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

                  NINTH:   Except as the  Bylaws of the  Corporation  may
                  otherwise provide, no indemnification shall be provided for any officer or director or for any employee or agent of the Corporation or of any predecessor of the Corporation or any other entity.

                  TENTH:   Except as the Bylaws of the  Corporation  may
                  otherwise provide, no director may be removed by the stockholders without cause.

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

                  THIRD:  Immediately  before  the filing of these  Articles  of
         Amendment and Restatement, the total number of shares of all classes of stock which the Corporation had authority to issue was Twenty-Three Million Two Hundred Thirty Thousand (23,230,000) shares, of which Twenty Million (20,000, 000) shares were Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), Three Million (3,000,000) shares were Class B Non-Voting Common Stock, par value $.01 per share (the "Class B Common Stock"), and Two Hundred Thirty Thousand (230,000) shares were Preferred Stock, par value $100 per share. The aggregate par value of all shares of all classes of stock having a par value was Twenty-Three Million Two Hundred Thirty Thousand Dollars ($23,230,000).
                  FOURTH:  Upon  acceptance  of these  Articles of Amendment and
         Restatement by the SDAT the total number of shares of all classes of stock which the Corporation shall have the authority to issue pursuant to its Charter shall be Fifteen Million Five Hundred Thousand (15,500,000) shares, of which Fifteen Million (15,000,000) shares are Common Stock, par value $.01 per share (the "New Common Stock"), and Five Hundred Thousand (500,000) shares are Preferred Stock, par value $.01 per share. The aggregate par value of all shares of all classes of stock having a par value shall be One Hundred and Fifty-Five Thousand Dollars ($155,000).
                  FIFTH:    The   manner   and   basis   of   implementing   the
         reclassification and exchange effected by these Articles of Amendment and Restatement shall be as follows: Upon acceptance of these Articles of Amendment and Restatement by the SDAT, three shares of the Class A Common Stock of the Corporation shall forthwith be surrendered in exchange for 1 share of the New Common Stock, and three shares of the Class B

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

         Common Stock of the Corporation shall forthwith be surrendered in exchange for 1 share of the New Common Stock.
                  SIXTH:   The current  address of the  principal  office of the
         Corporation  is 300 East  Lombard Street, Baltimore, Maryland 21202.
                  SEVENTH: The name and address of the Corporation's current resident agent are Resagent, Inc., Seven Saint Paul Street, Suite 1400, Baltimore, Maryland 21202.
                  EIGHTH: The number of directors of the Corporation is seven. The names of the directors currently in office are:

                               Richard Dulude
                               Robert J. Genader
                               W. Grant Gregory
                               Phillip B. Lassiter
                               George D. Pillari
                               Mark C. Rogers
                               Carl J. Schramm

                  NINTH: These Articles of Amendment and Restatement of the Charter of the Corporation were advised by the Board of Directors and approved by the stockholders of the Corporation in the manner and by the vote required by law and its Charter.
                  TENTH: The undersigned acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and with respect to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, such matters and facts are true in all material respects and such statement is made under penalties of perjury.

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

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 11th day of February, 1995.

ATTEST:                                  HCIA, INC.

/s/ Barry Offutt                         By: /s/ George D. Pillari
Barry Offutt, Assistant Secretary               George D. Pillari, President

                              ARTICLES OF AMENDMENT


                                       OF

                                    HCIA INC.

         HCIA INC., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland ("SDAT") that:

         FIRST:   The  Corporation  desires to amend its  Charter as  currently in effect as  hereinafter provided.

         SECOND: Article Fourth of the Charter of the Corporation is hereby amended by deleting in its entirety and inserting the following in lieu thereof:

                  "FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is 50,500,000 shares, of which 50,000,000 shares shall be common stock, par value $.01 per share, and 500,000 shares shall be preferred stock, par value $.01 per share. The aggregate par value of all shares of all classes of stock having a par value is $505,000."

         THIRD: Immediately prior to the filing of these Articles of Amendment, the total number of shares of all classes of stock which the Corporation had the authority to issue pursuant to its Charter was 15,500,000 shares, of which 15,000,000 shares were common stock, par value $.01 per shares, and 500,000 shares were preferred stock, par value $.01 per share. The aggregate par value of all shares of all classes of stock having a par value was $155,000.

         FOURTH: Upon the acceptance of these Articles of Amendment by SDAT, the total number of shares of all classes of stock which the Corporation shall have the authority to issue pursuant to its Charter shall be 50,500,000 shares, of which 50,000,000 shares shall be common stock, par value $.01 per share, and 500,000 shares shall be preferred stock, par value $.01 per share. The aggregate par value of all shares of all classes of stock having a par value shall be $505,000.

         FIFTH: The foregoing amendment to the Charter of the Corporation was authorized by the Board of Directors and approved by the stockholders of the Corporation in the manner and by the vote as required by law and its Charter.

         SIXTH: The undersigned acknowledge these Articles of Amendment to be the corporate act of the Corporation and with respect to all matters or facts required to be verified under oath, the undersigned acknowledge that to the best of their knowledge, information and belief, such matters and facts are true in all material respects and such statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 7th day of August, 1996.

ATTEST:                                              HCIA INC.


/s/ Charles A. Berardesco                            By: /s/ George D. Pillari
Charles A. Berardesco                                       George D. Pillari
Secretary                                                   President

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